Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ameri Holdings, Inc.

Princeton, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2017, relating to the audited condensed consolidated financial statements of Ameri Holdings, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ram Associates

Hamilton, NJ

April 18, 2017